EXHIBIT 11






RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                                  FISCAL YEAR ENDED

                                                                         SEPTEMBER 27,         SEPTEMBER 28
                                                                             1998                  1997
                                                                        --------------        -------------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
BASIC:
  1.  Net Income available to common shareholders                    $      46,771,696     $     47,730,519
                                                                        ==============        =============

  2.  Weighted Average Common Shares Outstanding -
        Basic                                                              46,667,416           46,542,505

  3.  Basic net income per share (Item 1 divided by
        Item 2)                                                      $           1.00      $          1.02
                                                                        ==============        =============

DILUTED:
  1.  Net Income available to common shareholders                    $      46,771,696     $     47,730,519
                                                                        ==============        =============

  2.  Weighted Average Common Shares Outstanding -
        Basic                                                               46,667,416           46,542,505

  3. Weighted potential shares under stock options
          for the periods using the Treasury Stock
          Method.                                                              297,007              282,964

  4.  Weighted Average Common Shares Outstanding -
        Diluted   Common Equivalent Shares Outstanding
                                                                        ==============        =============
                                                                            46,964,423           46,825,469
                                                                        ==============        =============

  5.  Net Income Per Share (Item 1 divided by Item
        4)                                                            $           1.00      $          1.02
                                                                        ==============        =============